UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2006


                          Lounsberry Holdings II, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-51378                   51-0539828
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

     One Bella Drive, Westminster, Massachusetts                   01473
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     (Address of principal executive offices)                   (Zip Code)

                90 Grove Street, Suite 204, Ridgefield, CT 06877
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                 (Former address of principal executive offices)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      On February 22, 2006, Mark Allen, our sole director, elected James G. Reindl as a director. Mr. Allen was also our sole officer. Following the election of Mr. Reindl, Mr. Allen resigned as an officer and director. As a result, Mr. Reindl became our sole director.

      Mr. Reindl is president of Techprecision, LLC, a company that was formed in 2002 to acquire, manage and develop smaller to mid-sized companies in the aerospace, military and precision manufacturing industry sectors. From February 1999 until February 2002, Mr. Reindl was president and chief executive officer of Critical Components Corporation, an aerospace subsidiary of Standard Automotive Corporation. During that period, Ranor was a wholly-owned subsidiary of Critical Components. Mr. Reindl received his B.S. in mechanical aerospace engineering from the University of Delaware.

      On February 24, 2006, Mr. Reindl was elected our chairman and chief executive officer, and we entered into a management agreement with Techprecision pursuant to which we pay a management fee of $200,000 plus performance incentives. The management agreement has a term through March 31, 2009. Mr. Reindl does not receive any compensation from us. Mr. Reindl devotes substantially all of his business time and effort to our business.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               LOUNBERRY HOLDINGS II, INC.
                                               ---------------------------
                                                          (Registrant)



Date: March 1, 2006                            /s/ James G. Reindl
                                               ---------------------------
                                               James G. Reindl, Chairman